Exhibit 99.1

MedAssets Reports Third Quarter and Nine-Month 2011 Financial Results

ATLANTA--(BUSINESS WIRE)--November 3, 2011--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its third quarter and nine months ended September 30, 2011. Third quarter results are summarized in the table below:

(In millions, except per share)	3Q-11	3Q-10 [a]	3Q-10 [a,b]
Net Revenue:		Recast	Non-GAAP Acquisition- Affected and Recast
Spend and Clinical Resource Mgmt (SCM)	$90.4	$39.9	$84.3
Revenue Cycle Management (RCM)	53.1	55.9	55.9
Total Net Revenue [c]	143.6	95.9	140.2
Non-GAAP acquisition-related purchase
accounting revenue adjustment [d]	0.2	--	--
Total non-GAAP Net Revenue [c]	143.7	95.9	140.2
(Loss) earnings per share (EPS) – diluted	(0.02)	0.14	NA
Non-GAAP adjusted EBITDA	45.2	33.6	45.1
Non-GAAP adjusted EPS – diluted [e]	$0.26	$0.25	NA
Weighted average shares – diluted [f]	57.4	59.8	NA

(a) The Company moved its Decision Support Services (DSS) operating unit from the RCM segment to the SCM segment on January 1, 2011. Recast results assume the DSS operating unit was part of the SCM segment on January 1, 2010.
(b) Non-GAAP acquisition-affected results assume The Broadlane Group (Broadlane) acquisition occurred on January 1, 2010.
(c) Column amounts may not add to total amount due to rounding.
(d) Non-GAAP acquisition-related purchase accounting revenue adjustment reflects net revenue that would have been recognized after completion of the Broadlane acquisition if not for the GAAP-related purchase accounting adjustment. A detailed explanation is provided under “Use of Non-GAAP Financial Measures.”
(e) Previously referred to as non-GAAP Cash EPS.
(f) Given the Company’s net loss in both the third quarter and nine months ended September 30, 2011, basic and diluted weighted average shares are the same.

Net Revenue

Third Quarter

Total net revenue for the third quarter of 2011 increased 49.8% to $143.6 million from $95.9 million in the third quarter of 2010, due primarily to the acquisition of Broadlane on November 16, 2010.

Comparing period-over-period organic growth, total non-GAAP net revenue of $143.7 million in the third quarter of 2011 increased 2.5% from total non-GAAP acquisition-affected net revenue of $140.2 million in the third quarter of 2010. Non-GAAP net revenue in the SCM segment grew 7.5% to $90.6 million from non-GAAP acquisition-affected net revenue of $84.3 million in the third quarter of 2010 primarily due to the early recognition of approximately $3.0 million of guarantee-related revenue and solid growth in group purchasing-related administrative fees. Total net revenue in the RCM segment declined 5.0% to $53.1 million from $55.9 million in the third quarter of 2010 as technology-related revenue grew 4.8% but services-related revenue declined 22.1%, as expected, when compared to the third quarter last year.

Nine-Month Period

Total net revenue for the first nine months of 2011 increased 48.2% to $421.5 million from $284.4 million in the first nine months of 2010, due primarily to the acquisition of Broadlane.

Comparing period-over-period organic growth, total non-GAAP net revenue of $427.7 million in the first nine months of 2011 increased 3.1% from total non-GAAP acquisition-affected net revenue of $415.0 million in the first nine months of 2010. Non-GAAP net revenue in the SCM segment grew 4.9% to $267.1 million from non-GAAP acquisition-affected net revenue of $254.7 million in the first nine months of 2010. Total net revenue in the RCM segment increased 0.2% to $160.6 million from $160.3 million in the first nine months of 2010 as technology-related revenue grew 4.8% but was offset by a 8.8% decline in services-related revenue.

Non-GAAP Adjusted EBITDA

Third Quarter

In the third quarter of 2011, total non-GAAP adjusted EBITDA was $45.2 million, or 31.5% of total net revenue, a 34.7% increase over total non-GAAP adjusted EBITDA of $33.6 million, or 35.0% of total net revenue, in the third quarter of 2010.

Comparing period-over-period organic growth, total non-GAAP adjusted EBITDA in the third quarter of 2011 was $45.2 million, or 31.4% of total non-GAAP net revenue, a 0.2% increase from total non-GAAP acquisition-affected adjusted EBITDA of $45.1 million, or 32.2% of total non-GAAP acquisition-affected net revenue, in the third quarter of 2010.

Nine-Month Period

In the first nine months of 2011, total non-GAAP adjusted EBITDA was $130.4 million, or 30.9% of total net revenue, a 50.3% increase over total non-GAAP adjusted EBITDA of $86.8 million, or 30.5% of total net revenue, in the first nine months of 2010.

Comparing period-over-period organic growth, total non-GAAP adjusted EBITDA in the first nine months of 2011 was $130.4 million, or 30.5% of total non-GAAP net revenue, an increase of 7.6% from non-GAAP acquisition-affected adjusted EBITDA of $121.2 million, or 29.2% of total non-GAAP acquisition-affected net revenue, in the first nine months of 2010.

Net (Loss) Income and Per Share

Third Quarter

Net loss in the third quarter of 2011 was $1.0 million, or a loss of $0.02 per diluted share, versus net income of $8.5 million, or earnings of $0.14 per diluted share, in the third quarter of 2010. The net loss in the third quarter of 2011 was primarily due to acquisition and integration-related expenses, an increase in interest expense and non-cash amortization related to the acquisition of Broadlane, as well as RCM management restructuring expenses.

Non-GAAP adjusted EPS, defined as EPS excluding non-cash acquisition-related intangible amortization, share-based compensation, acquisition-related expenses and other non-recurring items on a tax-adjusted basis, was $0.26 per diluted share in the third quarter of 2011, versus non-GAAP adjusted EPS of $0.25 per diluted share in the third quarter of 2010.

Nine-Month Period

Net loss in the first nine months of 2011 was $19.6 million, or a loss of $0.34 per diluted share, versus net income of $17.3 million, or earnings of $0.29 per diluted share, in the first nine months of 2010. The net loss in the first nine months of 2011 was primarily due to an increase in interest expense and non-cash amortization related to the acquisition of Broadlane, as well as acquisition and integration-related expenses and RCM management restructuring expenses.

Non-GAAP adjusted EPS was $0.66 per diluted share in the first nine months of 2011, versus non-GAAP adjusted EPS of $0.61 per diluted share in the first nine months of 2010.

Cash Flow and Capital Resources

Net cash provided by operating activities in the first nine months of 2011 increased 60.7% to $75.7 million from $47.1 million in the same period of 2010. The company’s balance sheet at September 30, 2011 included $861.6 million in total bank and bond debt, net of cash and cash equivalents, which represented leverage of approximately 4.8 times trailing 12-month total non-GAAP acquisition-affected adjusted EBITDA. This is exclusive of the $120.3 million deferred purchase consideration due on or before January 4, 2012.

2011 Financial Guidance

MedAssets updated its full-year 2011 financial guidance, as follows: total non-GAAP net revenue is expected to be in a range of $576-582 million; SCM segment net revenue is expected to be in range of $363-367 million, and RCM segment net revenue is expected to be in a range of $212-216 million; non-GAAP adjusted EBITDA is expected to be in a range of $185-189 million and non-GAAP diluted adjusted EPS is expected to be in a range of $0.96-1.02.

Contracted Revenue

At September 30, 2011, the Company’s rolling 12-month non-GAAP contracted revenue was an estimated $561.3 million ($348.3 million from the SCM segment and $213.0 million from the RCM segment), which is a sequential increase of 0.5% from the second quarter of 2011.

Conference Call Information

Time/Date:	5:00 p.m. ET today, Thursday, November 3, 2011
Phone:	866-811-1812 (or 702-696-4559 international/local), conference ID 16390749
Webcast:	http://ir.medassets.com, “Events & Presentations” page
Replay:	Webcast will be archived for at least 30 days, or call 800-642-1687 (conf ID # 16390749)

The Company intends to file its Form 10-Q with the Securities and Exchange Commission on or before November 9, 2011. This filing will contain additional information about the Company’s results of operations.

About MedAssets

MedAssets (NASDAQ: MDAS) partners with healthcare providers to improve financial strength by implementing spend management and revenue cycle management solutions that help control cost, improve margins and cash flow, increase regulatory compliance and optimize operational efficiency. MedAssets serves more than 180 health systems, 4,000 hospitals and 90,000 non-acute healthcare providers. The company currently manages $45 billion in supply spend and touches over $316 billion in total patient revenue annually through its revenue cycle solutions. For more information, go to www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; acquisition-affected net revenue; acquisition-affected net loss; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; acquisition-affected adjusted EBITDA margin; acquisition-related purchase accounting revenue adjustment; acquisition-related SCM adjustments; adjusted net income; diluted adjusted EPS; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2011 financial guidance, costs and revenue growth, margin and other financial projections; contracted revenue forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with the acquisition of Broadlane and any other future acquisitions. Investors are cautioned that any forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; client losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended March 31, 2011, each filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010	% Change	2011	2010	% Change
Revenue:
Administrative fees, net	$62,635	$27,883	124.6%	$179,032	$84,437	112.0%
Other service fees	80,923	67,969	19.1%	242,459	199,948	21.3%

Total net revenue	143,558	95,852	49.8%	421,491	284,385	48.2%

Operating expenses:
Cost of revenue	29,528	22,697	30.1%	90,571	67,176	34.8%
Product development expenses	6,771	4,666	45.1%	19,646	14,859	32.2%
Selling and marketing expenses	12,853	8,671	48.2%	43,454	35,348	22.9%
General and administrative expenses	53,196	29,196	82.2%	149,107	91,425	63.1%
Acquisition and integration related expenses	3,742	2,482	50.8%	22,713	4,351	422.0%
Depreciation	5,507	5,235	5.2%	16,414	14,068	16.7%
Amortization of intangibles	20,228	5,596	261.5%	60,700	17,706	242.8%

Total operating expenses	131,825	78,543	67.8%	402,605	244,933	64.4%

Operating income	11,733	17,309	-32.2%	18,886	39,452	-52.1%
Other income (expense):
Interest expense, net	(17,818)	(3,247)	448.8%	(53,942)	(10,986)	391.0%
Other income	2,490	84	2864.3%	2,770	286	868.5%

(Loss) income before income taxes	(3,595)	14,146	-125.4%	(32,286)	28,752	-212.3%
Income tax (benefit) expense	(2,612)	5,685	-145.9%	(12,645)	11,477	-210.2%

Net (loss) income	(983)	8,461	-111.6%	(19,641)	17,275	-213.7%

Basic net (loss) income per share	(0.02)	0.15	na	(0.34)	0.31	na

Diluted net (loss) income per share	$(0.02)	$0.14	na	$(0.34)	$0.29	na

Weighted average shares — basic	57,410	56,717		57,334	56,238
Weighted average shares — diluted	57,410	59,786	-4.0%	57,334	59,340	-3.4%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
In 000s, except shares	2011	2010

ASSETS
Current assets
Cash and cash equivalents	$43,654	$46,836
Accounts receivable, net of allowances of $4,645 and $5,256 as of September 30, 2011 and
December 31, 2010	94,938	100,020
Deferred tax asset, current	18,726	18,087
Prepaid expenses and other current assets	17,155	19,811

Total current assets	174,473	184,754

Property and equipment, net	85,900	77,737
Other long term assets
Goodwill	1,033,189	1,035,697
Intangible assets, net	423,321	484,438
Other	62,166	62,727
Other long term assets	1,518,676	1,582,862

Total assets	$1,779,049	$1,845,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,626	$18,107
Accrued revenue share obligation and rebates	67,001	57,744
Accrued payroll and benefits	24,307	22,149
Other accrued expenses	24,587	22,268
Deferred revenue, current portion	43,077	36,533
Deferred purchase consideration	119,617	119,912
Current portion of notes payable	6,350	6,350
Current portion of finance obligation	208	186

Total current liabilities	298,773	283,249

Notes payable, less current portion	573,888	628,650
Bonds payable	325,000	325,000
Finance obligation, less current portion	9,343	9,505
Deferred revenue, less current portion	13,421	9,597
Deferred tax liability	133,617	150,887
Other long term liabilities	8,049	2,882

Total liabilities	1,362,091	1,409,770

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 58,661,000 and 58,410,000
shares issued and outstanding as of September 30, 2011 and December 31, 2010	587	584
Additional paid in capital	673,538	668,028
Accumulated other comprehensive loss	(4,497)	-
Accumulated deficit	(252,670)	(233,029)

Total stockholders’ equity	416,958	435,583

Total liabilities and stockholders’ equity	$1,779,049	$1,845,353

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
In 000s	2011	2010

Operating activities:
Net (loss) income	$(19,641)	$17,275

Adjustments to reconcile net (loss) income from continuing
operations to net cash provided by operating activities:
Bad debt expense	781	643
Depreciation	17,231	16,236
Amortization of intangibles	61,117	18,216
Loss on sale of assets	116	91
Non-cash stock compensation expense	2,945	8,653
Excess tax benefit from exercise of equity awards	(1,814)	(5,097)
Amortization of debt issuance costs	5,583	1,372
Noncash interest expense, net	2,974	399
Deferred income tax (benefit) expense	(17,203)	3,408

Changes in assets and liabilities	23,598	(14,091)

Cash provided by operating activities	75,687	47,105

Investing activities:
Purchases of property, equipment, and software	(7,592)	(9,577)
Capitalized software development costs	(18,847)	(11,897)
Acquisitions, net of cash acquired	-	(3,160)

Cash used in investing activities	(26,439)	(24,634)

Financing activities:
Repayment of notes payable	(54,763)	(41,646)
Repayment of finance obligation	(496)	(493)
Excess tax benefit from exercise of equity awards	1,814	5,097
Issuance of common stock	1,796	9,081
Purchase of treasury shares	(781)	-

Cash used in financing activities	(52,430)	(27,961)

Net decrease in cash and cash equivalents	(3,182)	(5,490)
Cash and cash equivalents, beginning of period	46,836	5,498

Cash and cash equivalents, end of period	$43,654	$8

SUPPLEMENTAL SEGMENT REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended September 30,
	2011		2010		% Change
Net revenue			Recast
Revenue Cycle Management ("RCM")	$ 53,120		$ 55,920		-5.0%
Spend and Clinical Resource Management ("SCM")	90,438		39,932		126.5%
Total net revenue	143,558		95,852
Non-GAAP acquisition-related purchase accounting
revenue adjustment [g]	182		-
Other non-GAAP acquisition-related SCM adjustments [h]	-		44,343
Total non-GAAP acquisition-affected net revenue	$ 143,740		$ 140,195		2.5%

Non-GAAP Adjusted EBITDA		% margin		% margin
RCM	$ 9,928	18.7%	$ 18,988	34.0%	-47.7%
SCM	42,543	47.0%	20,813	52.1%	104.4%
Corporate	(7,266)		(6,244)		16.4%
Total non-GAAP Adjusted EBITDA	45,205	31.5%	33,557	35.0%	34.7%
Non-GAAP acquisition-related SCM adjustments [h]	-		11,561
Total non-GAAP acquisition-affected Adjusted EBITDA	$ 45,205	31.4%	$ 45,118	32.2%	0.2%

In 000s	Nine Months Ended September 30,
	2011		2010		% Change
Net revenue			Recast
RCM	$ 160,607		$ 160,324		0.2%
SCM	260,884		124,061		110.3%
Total net revenue	421,491		284,385
Non-GAAP acquisition-related purchase accounting
revenue adjustment [g]	6,245		-
Other non-GAAP acquisition-related SCM adjustments [h]	-		130,646
Total non-GAAP acquisition-affected net revenue	$ 427,736		$ 415,031		3.1%

Non-GAAP Adjusted EBITDA		% margin		% margin
RCM	$ 35,649	22.2%	$ 51,375	32.0%	-30.6%
SCM	116,048	44.5%	54,907	44.3%	111.4%
Corporate	(21,269)		(19,519)		9.0%
Total non-GAAP Adjusted EBITDA	130,428	30.9%	86,763	30.5%	50.3%
Non-GAAP acquisition-related SCM adjustments [h]	-		34,414
Total non-GAAP acquisition-affected Adjusted EBITDA	$ 130,428	30.5%	$ 121,177	29.2%	7.6%

(g) Acquisition-related purchase accounting revenue adjustment reflects the estimated net administrative fee revenue that would have been recognized after completion of the Broadlane acquisition if not for a GAAP-related purchase accounting adjustment.

(h) Acquisition-related SCM adjustments include the historical results of Broadlane's operations from January 1, 2010 through September 30, 2010, inclusive of certain purchase accounting adjustments.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
In 000s	Three Months Ended September 30,		Nine Months Ended September 30,
ACTUAL RESULTS	2011	2010	2011	2010

Net (loss) income	$(983)	$8,461	$(19,641)	$17,275

Depreciation	5,507	5,235	16,414	14,068
Depreciation (included in cost of revenue)	306	726	815	2,167
Amortization of intangibles, acquisition-related	20,228	5,596	60,700	17,706
Amortization of intangibles, acquisition-related (included in cost of revenue)	139	139	417	509
Interest expense, net	17,818	3,201	53,928	10,886
Income tax (benefit) expense	(2,612)	5,685	(12,645)	11,477

Non-GAAP EBITDA	$40,403	$29,043	$99,988	$74,088

Share-based compensation	2,123	2,142	2,945	8,653
RCM management restructuring expenses	1,204	-	1,204	-
Rental income from capitalized building lease	(109)	(110)	(327)	(329)
Purchase accounting revenue adjustment	182	-	6,245	-
Acquisition and integration-related expenses	3,742	2,482	22,713	4,351
Insurance settlement	(2,340)	-	(2,340)	-

Non-GAAP Adjusted EBITDA	$45,205	$33,557	$130,428	$86,763

	Three Months Ended September 30,		Nine Months Ended September 30,
NON-GAAP ACQUISITION-AFFECTED RESULTS	2011	2010	2011	2010

Net (loss) income	$(983)	$8,461	$(19,641)	$17,275
Non-GAAP acquisition-related net income (loss)	182	(10,137)	6,245	(33,339)

Non-GAAP acquisition-affected net loss	$(801)	$(1,676)	$(13,396)	$(16,064)

Depreciation	5,507	6,586	16,414	17,900
Depreciation (included in cost of revenue)	306	726	815	2,167
Amortization of intangibles, acquisition-related	20,228	20,049	60,700	61,065
Amortization of intangibles, acquisition-related (included in cost of revenue)	139	139	417	509
Interest expense, net	17,818	16,472	53,928	51,530
Income tax benefit	(2,612)	(388)	(12,645)	(7,688)

Non-GAAP EBITDA	$40,585	$41,908	$106,233	$109,419

Share-based compensation	2,123	2,244	2,945	9,190
RCM management restructuring expenses	1,204	-	1,204	-
Rental income from capitalized building lease	(109)	(110)	(327)	(329)
Acquisition and integration-related expenses	3,742	1,076	22,713	2,897
Insurance settlement	(2,340)	-	(2,340)	-

Non-GAAP Adjusted EBITDA	$45,205	$45,118	$130,428	$121,177

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NET INCOME AND EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Three Months Ended September 30,		Nine Months Ended September 30,
In 000s, except per share data	2011	2010	2011	2010

Net (loss) income	$(983)	$8,461	$(19,641)	$17,275

Pre-tax non-cash, acquisition-related intangible amortization	20,367	5,735	61,117	18,215
Pre-tax non-cash, share-based compensation	2,123	2,142	2,945	8,653
Pre-tax non-cash, acquisition and integration-related expenses	3,742	2,482	22,713	4,351
Pre-tax, RCM management restructuring expenses	1,204	-	1,204	-
Pre-tax, purchase accounting adjustment	182	-	6,245	-
Pre-tax, deferred payment interest expense accretion	749	-	2,403	-
Pre-tax, acquisition-related depreciation	545	-	1,636	-
Pre-tax, insurance settlement	(2,340)	-	(2,340)	-
Tax effect on pre-tax adjustments [i]	(10,629)	(4,163)	(38,369)	(12,463)

Non-GAAP adjusted net income	$14,960	$14,657	$37,913	$36,031

Earnings (loss) Per Share (EPS) - diluted	$(0.02)	$0.14	$(0.34)	$0.29

Pre-tax non-cash, acquisition-related intangible amortization	0.35	0.10	1.06	0.31
Pre-tax non-cash, share-based compensation	0.04	0.04	0.06	0.15
Pre-tax non-cash, acquisition and integration-related expenses	0.07	0.04	0.40	0.07
Pre-tax, RCM management restructuring expenses	0.02	-	0.02	-
Pre-tax, purchase accounting revenue adjustment	-	-	0.11	-
Pre-tax, deferred payment interest expense accretion	0.01	-	0.03	-
Pre-tax, acquisition-related depreciation	0.01	-	0.03	-
Pre-tax, insurance settlement	(0.04)	-	(0.04)	-
Tax effect on pre-tax adjustments [i]	(0.18)	(0.07)	(0.67)	(0.21)

Non-GAAP adjusted EPS - diluted	$0.26	$0.25	$0.66	$0.61

Weighted average shares - diluted (in 000s) [j]	57,410	59,786	57,334	59,340

(i) This amount reflects the tax impact on the adjustments used to derive Non-GAAP adjusted EPS - diluted. The Company generally utilizes its effective tax rate for each respective period to calculate the tax effect of each adjustment. Given the impact of the Broadlane acquisition on the Company's 2011 actual effective tax rate, the Company used a tax rate of 40.0% for the three and nine months ended September 30, 2011. The effective tax rate for the three months ended September 30, 2011 and 2010 was 72.7% and 40.2%, respectively. The effective tax rate for the nine months ended September 30, 2011 and 2010 was 39.2% and 39.9%, respectively.
(j) Given the Company’s net loss in the third quarter and first nine months of 2011, basic and fully diluted weighted average shares are the same.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL 2011 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s	December 31, 2011
	(Low)	(High)

Net Loss	$(17,100)	$(13,900)

Depreciation	22,300	22,100
Depreciation (included in cost of revenue)	1,000	1,000
Amortization of intangibles, acquisition-related	80,500	80,500
Amortization of intangibles, acquisition-related (included in cost of revenue)	600	600
Interest expense, net	71,700	71,500
Income tax expense	(8,600)	(6,900)

Non-GAAP EBITDA	150,400	154,900

Share-based compensation	5,700	5,600
RCM management restructuring expenses	1,200	1,200
Acquisition and integration-related expenses	24,200	23,800
Rental income from capitalized building lease	(400)	(400)
Purchase accounting revenue adjustment	6,200	6,200
Insurance settlement	(2,300)	(2,300)

Non-GAAP adjusted EBITDA	$185,000	$189,000

SUPPLEMENTAL 2011 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s, except per share data	December 31, 2011
	(Low)	(High)

Net Loss	$(17,100)	$(13,900)

EPS - diluted	(0.30)	(0.24)

Pre-tax non-cash, acquisition-related intangible amortization	1.41	1.41
Pre-tax non-cash, acquisition-related intangible depreciation	0.04	0.04
Pre-tax non-cash, share-based compensation	0.10	0.10
Pre-tax RCM management restructuring expenses	0.02	0.02
Pre-tax acquisition and integration-related expenses	0.41	0.42
Pre-tax deferred payment interest expense accretion	0.05	0.05
Pre-tax purchase accounting revenue adjustment	0.11	0.11
Pre-tax insurance settlement	(0.04)	(0.04)

Tax effect on pre-tax adjustments [k]	(0.84)	(0.84)

Non-GAAP Adjusted EPS - diluted [l]	$0.96	$1.02

Basic and fully diluted weighted average shares outstanding [m]	57,500	57,500

(k) This amount reflects the tax impact to the adjustments used to derive estimated Non-GAAP adjusted EPS - diluted. The Company uses its estimated effective tax rate for each guidance range to tax effect the adjustments. The estimated statutory tax rate for the guidance range above is 40.0%.

(l) Column amounts may not add to total amount due to rounding.
(m) Given the Company's projected net loss for 2011, basic and fully diluted weighted average shares are the same.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended September 30,
	2011		2010		% Change
Non-GAAP gross administrative fees	$96,354		$43,625		120.9%
Other service fees	80,923		67,969		19.1%
Non-GAAP gross fees	177,277	RSO %	111,594	RSO %	58.9%
Non-GAAP revenue share obligation (RSO)	(33,719)	35.0%	(15,742)	36.1%	114.2%
Net revenue	$143,558		$95,852		49.8%

NON-GAAP ACQUISITION-AFFECTED RESULTS [n]					% Change
Non-GAAP gross administrative fees	$96,649		$91,101		6.1%
Other service fees	80,933		82,133		-1.5%
Non-GAAP gross fees	177,582	RSO %	173,234	RSO %	2.5%
Non-GAAP revenue share obligation	(33,842)	35.0%	(33,039)	36.3%	2.4%
Net revenue	$143,740		$140,195		2.5%

In 000s	Nine Months Ended September 30,
	2011		2010		% Change
Non-GAAP gross administrative fees	$280,478		$129,527		116.5%
Other service fees	242,459		199,948		21.3%
Non-GAAP gross fees	522,937	RSO %	329,475	RSO %	58.7%
Non-GAAP revenue share obligation (RSO)	(101,446)	36.2%	(45,090)	34.8%	125.0%
Net revenue	$421,491		$284,385		48.2%

NON-GAAP ACQUISITION-AFFECTED RESULTS [n]					% Change
Non-GAAP gross administrative fees	$289,929		$268,802		7.9%
Other service fees	244,042		242,473		0.6%
Non-GAAP gross fees	533,971	RSO %	511,275	RSO %	4.4%
Non-GAAP revenue share obligation	(106,235)	36.6%	(96,244)	35.8%	10.4%
Net revenue	$427,736		$415,031		3.1%

(n) Figures include acquisition-related SCM segment adjustments for the three-month and nine-month periods ended September 30, 2011 and 2010.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES [o]
(UNAUDITED)

	9.30.10	12.31.10	3.31.11	6.30.11	9.30.11

RCM segment	212.7	211.0	212.6	214.2	213.0
SCM segment	163.3	334.2	342.8	344.1	348.3
Total	376.0	545.2	555.4	558.3	561.3

(o) Recast to reflect the move of the Decision Support Services operating unit from the RCM segment into the SCM segment, and includes contracted revenue of $155.4 million and $161.6 million added to the SCM segment from the Broadlane acquisition only for the periods ended 12.31.10 and 3.31.11, respectively. With the completion of the Broadlane acquisition and its integration into a single MedAssets reporting segment, the company is unable to provide separate contracted revenue by the two previously independent organizations.

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)
In 000s	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Amount of share-based compensation included in:
Cost of revenue	459	616	1,053	1,843
Product development expense	97	124	177	457
Selling & marketing expense	492	433	242	1,849
General & administrative expense	1,075	969	1,473	4,504

Total [p]	$2,123	$2,142	$2,945	$8,653
(p) During the three months ended June 30, 2011, we recorded an adjustment that reduced our share-based compensation expense by approximately $6,500 based on our probability assessment of performance achievement relating to certain performance-based restricted stock grants and SSAR grants.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures
In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; acquisition-affected net revenue; acquisition-affected net loss; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; acquisition-affected adjusted EBITDA margin; acquisition-related purchase accounting revenue adjustment; acquisition-related SCM adjustments; adjusted net income; diluted adjusted EPS; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from customers. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO customers. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO customers.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain acquisition-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

Acquisition-affected results include the activity of Broadlane prior to the Company’s actual ownership. The Broadlane acquisition was consummated on November 16, 2010. These results assume the acquisition of Broadlane occurred on January 1, 2010. Acquisition-affected measures (e.g. acquisition-affected net revenue; acquisition-related SCM adjustments; acquisition-affected net loss; acquisition-affected EBITDA; acquisition-affected adjusted EBITDA; acquisition-affected adjusted EBITDA margin) are used by management and the board of directors to better understand the results of operations of the Spend and Clinical Resource Management segment. Given the significant impact that this transaction had on the Company during the fiscal year ended December 31, 2010 and in future periods, the Company believes such acquisition-affected measures may be useful and meaningful to investors in their analysis of such results. Non-GAAP acquisition-affected measures are for illustrative and informational purposes only and are not intended to represent or be indicative of what the Company's results of operations would have been if this transaction had occurred at the beginning of 2010. These measures also should not be considered representative of the Company's future results of operations.

Acquisition-related purchase accounting revenue adjustment reflects an estimated reduction of net administrative fee revenue. Under the Company’s revenue recognition policies, administrative fees are recorded as revenue when reported to the Company by vendors. GAAP relating to business combinations requires that the Company estimate the amount of customer supply purchases (the driver of administrative fee revenue) occurring prior to the acquisition closing date and to record the fair value of the administrative fees (the asset) to be received from those purchases as an account receivable and any corresponding revenue share obligation as a liability. As vendor reports are received and cash is collected, the Company will not recognize revenue for this acquisition-related purchase accounting revenue adjustment.

The Company defines adjusted net income as earnings excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition-related charges on a tax-adjusted basis and diluted adjusted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition-related charges on a tax-adjusted basis. Adjusted net income and diluted adjusted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities. Diluted adjusted EPS growth is used by the Company as the financial performance metric tied to the vesting of certain equity awards granted pursuant to the Company’s Long-Term Performance Incentive Plan. Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management’s incentive based compensation is based on the achievement of certain diluted adjusted EPS growth over time, investors may find such information useful.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing customer contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT:
MedAssets
Robert Borchert, 678-248-8194
rborchert@medassets.com